Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Receives “BBB-” Investment Grade Rating from Egan-Jones and Announces Private Placement of $50 Million 5.25% Senior Unsecured Notes Due 2026

NEW YORK, October 27, 2021 – Logan Ridge Finance Corporation (Nasdaq: LRFC) (the “Company” or “Logan Ridge”), a business development company, today announced that it has been assigned a credit rating of “BBB-” from Egan-Jones Rating Company (“Egan-Jones”). Additionally, Logan Ridge announced that it has priced a private placement of $50 million in aggregate principal amount of 5.25% senior unsecured notes due 2026 (the “Notes”). The offering is expected to close on Friday, October 29, 2021, subject to customary closing conditions. The net proceeds to the Company are expected to be approximately $48.8 million, after deducting payment of fees and estimated offering expenses.

The Notes bear an interest rate of 5.25% per year, payable semiannually and will mature on October 30, 2026. The Company intends to use the net proceeds of the private placement to repay certain indebtedness, including to redeem a portion of the outstanding 2022 Notes, and for general corporate purposes.

“We are very pleased to announce the receipt of an investment grade rating as well as this private placement transaction which significantly reduces our cost of debt,” said Ted Goldthorpe, Chief Executive Officer of Logan Ridge. “We will continue to assess options to improve our overall cost of capital to support our portfolio companies and generate value for shareholders.”

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes and will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

The Notes have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle market companies. The Company invests in performing, well-established middle market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit loganridgefinance.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, NY 10022

Jason Roos

Chief Financial Officer

Jason.Roos@bcpartners.com

(212) 891-5046

Jeehae Linford

The Equity Group Inc.

jlinford@equityny.com

(212) 836-9615

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